EXHIBIT 10.39

                         EXECUTIVE EMPLOYMENT AGREEMENT


         THIS AGREEMENT ("Agreement") is entered into and made effective as of this ___ day of ____________, 1997, by and between W. Allen Walker ("Executive") and Law Companies Group, Inc., a Georgia corporation (the "Company").

         WHEREAS, the Company desires to employ the Executive upon certain terms and conditions, and the Executive desires to accept such employment upon such certain terms and conditions; and

         WHEREAS, the Company and the Executive desire to set forth in a written agreement the terms and conditions pursuant to which the Executive shall be employed by the Company;

         NOW, THEREFORE, in consideration of the premises and mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                     EMPLOYMENT; DUTIES AND AUTHORITY; TERM

         -1.1 Employment. Subject to the terms and conditions of this Agreement, the Company hereby employs the Executive, and the Executive hereby agrees to be employed by the Company, to render services on behalf of the Company pursuant to the terms and provisions of this Agreement.

         1.2 Duties and Authority. The Executive is engaged and agrees to perform services for and on behalf of the Company as the Executive Vice President of the Company. The Executive shall report directly to the Chairman of the Company and shall have such duties and authority as may be assigned to him by the Chairman, the Bylaws of the Company or by the Board of Directors of the Company (the "Board"). The Executive agrees to perform such duties diligently and efficiently and in accordance with the reasonable directions of the Chairman and the Board. The Executive also agrees to serve, at the request of the Chairman or the Board, and, if elected, as an officer or director of any affiliate, direct or indirect, of the Company ("Company Affiliate"). Any change in Executive's title and/or position shall not serve to initiate, amend or otherwise modify this agreement.


         1.3      Performance.

                  (a) The Executive shall conduct himself at all times in a business-like and professional manner as appropriate for a person in his position and shall represent the Company and the Company Affiliates in all respects as complies with good business and ethical practices all subject to the Companies' Code(s) of Ethics and/or Conduct. In addition, the Executive shall be subject to and abide by the policies and procedures applicable to personnel of the Company, as adopted from time to time.

                  (b) During the term of this Agreement, the Executive shall devote his full time, attention, energies and efforts to performing services on behalf of the Company and Company Affiliates, and shall not engage in any outside employment without the express written consent of the Board.

         1.4 Term. For purposes of this Agreement, the Term will commence on the date hereof and shall continue until termination as provided in this Agreement.


                                   ARTICLE II
                            COMPENSATION OF EXECUTIVE

         2.1 Base Salary. The Company shall pay to the Executive as compensation for his services provided hereunder an annual base salary ("Base Salary"), payable in accordance with the Company's standard payroll practices.

         The Base Salary paid to the Executive under this Agreement shall be reviewed by the Chairman and the Compensation Committee of the Board annually, and in the sole discretion of the Chairman and Compensation Committee, may be increased (but not decreased).

         2.2   Incentive.   The  Executive   shall  be  eligible  for  Incentive
Compensation, as approved by the Compensation Committee from time to time.

         2.3      Long-term incentive program.

         The Executive shall be eligible for participation at Board's approval in any approved Stock Option Plan or Senior Executive Retirement Plan.

         2.4 The Executive shall be entitled to participate in all of the employee benefit plans sponsored, maintained or contributed to by the Company and which are generally available to salaried employees of the Company, in each case in accordance with the terms and provisions of such plans. Such plans will include any ESOP and any group health insurance plan, disability insurance plan and dental insurance plan which may be provided to employees of the Company. Contributions by the Executive to such plans shall be required only to the extent required of similarly situated employees.

         2.5 Vacation. Executive shall be entitled to four weeks paid vacation time. All vacations shall be taken by Executive at such time or times as may be approved by the Chairman of the Company. There will be no carryover of unused vacation time or sick leave from one year to another, and there shall be no additional compensation paid to Executive by the Company for such unused vacation time.]

         2.6 Miscellaneous Benefits. The Executive shall be entitled to any "fringe benefit" which is generally provided to employees of the Company and participation in any company automobile program.

         2.7 Expense Reimbursement. Upon proper documentation, the Company shall reimburse the Executive for reasonable and necessary travel and other business related expenses, including entertainment expenses, incurred by him in performance of the business of the Company.

         2.8 Withholding, FICA, FUTA, Etc. Any amount to be paid to the Executive under the provisions of this Agreement shall be subject to, and reduced by, any applicable federal, state or local taxes imposed by law.


                                   ARTICLE III
             COVENANT NOT TO SOLICIT OR COMPETE AND CONFIDENTIALITY

         3.1 Survival. The Executive's obligations under this Article 3 shall survive termination of this Agreement.

         3.2 Covenant Not to Compete. Executive acknowledges and agrees that, because of his employment under this Agreement, he does and will continue to have access to "Proprietary Information." For purposes of this Agreement, "Proprietary Information" shall mean (a) information relating to Company or any Company Affiliate or their respective business that meets the definition of "trade secret" under the laws of the State of Georgia (i.e., O.C.G.A. ss.10-1-760, et seq.), (b) any technical information, financial information, business plans, design, process, procedure, formula or improvement that is secret and of value to any Company Affiliate, (c) information that Company or any Company Affiliate takes reasonable efforts to protect from disclosure and that is not generally known by others and from which Company or any Company Affiliate derives actual or potential economic value due to its confidential nature, including, but not limited to, technical or nontechnical data, formula, patterns, programs, devices, methods, techniques, drawings, processes, financial data, lists of actual or potential customers, customer account records, training and operations materials and memoranda, personnel records, business plans, financial information, accounts, employees and affairs of Company or any Company Affiliate, and any information marked "confidential" by Company or any Company Affiliate. Executive agrees that during Executive's employment and for a one-year period thereafter, Executive shall not, directly or indirectly, either individually or in conjunction with any other "Person" (as defined herein) compete with Company or any Company Affiliate in the business of the engineering consulting within the "Restricted Territory, which shall mean the State of Georgia." "Person" shall mean any individual, entity, corporation, partnership, limited liability company, joint venture or other incorporated or unincorporated association or organization.

         3.3 Covenant Not to Solicit. Executive acknowledges and agrees that, because of his employment under this Agreement, he does and will continue to have access to Proprietary Information, including information about other employees of the Company or Company Affiliates. Executive agrees that during the Term and for a one-year period thereafter, Executive shall not solicit or contact, for the purpose of providing services or products the same as or substantially similar to those provided by Company or any Company Affiliate, any Person that during the Term was a customer of Company or any Company Affiliate, and Executive shall not persuade or attempt to persuade any person who was employed by Company or any Company Affiliate as of the Severance Date (as defined herein), to terminate or modify his employment relationship with Company or any Company Affiliate.

         3.4 Confidentiality. (a) The Executive acknowledges that, prior to and during the Term of this Agreement, the Company or Company Affiliates have furnished and shall furnish to the Executive Proprietary Information which could be used by the Executive on behalf of a competitor of the Company or Company
Affiliates to the Company or Company Affiliates' substantial detriment. Moreover, the parties recognize that the Executive during the course of his employment with the Company and/or any other Company Affiliate may develop important relationships with customers and others having valuable business relationships with the Company or Company Affiliates. In view of the foregoing, the Executive acknowledges and agrees that the restrictive covenants contained in this Article 3 are reasonably necessary to protect the Company and Company Affiliates' legitimate business interest and good will.


                  (b) The Executive agrees that he shall protect the Proprietary Information and shall not disclose to any Person, or otherwise use, except in connection with his duties performed in accordance with this Agreement, any Confidential Information; provided, however, that the Executive may make disclosures required by a valid order or subpoena issued by a court or administrative agency of competent jurisdiction, in which event the Executive shall promptly notify the Company of such order or subpoena to provide the Company an opportunity to protect its interest.

                  (c) Upon the termination of Executive's employment under this Agreement, the Executive agrees to deliver promptly to the Company all files, customer lists, management reports, memoranda, research, forms, financial data and reports, business plans, and other documents supplied to or created by him or any other employee of Company or any Company Affiliate in connection with his employment with Company (including all copies of the foregoing) in his possession or control and all of the Company's and each Company Affiliates' equipment and other materials in his possession or control.

         3.5 Reasonableness. Executive has carefully considered the nature and extent of the restrictions upon him and the rights and remedies conferred on the Company under this Article 3, and Executive hereby acknowledges and agrees that:

                  (a) the restrictions and covenants contained herein, and the rights and remedies conferred upon the Company, are necessary to protect the goodwill and other value of the business of the Company and Company Affiliates;

                  (b) the restrictions placed upon Executive hereunder are narrowly drawn, are fair and reasonable in time and territory, will not prevent him from earning a livelihood, and place no greater restraint upon the Executive than is reasonably necessary to secure the business and goodwill of the Company and Company Affiliates;

                  (c) the Company is relying upon the restrictions and covenants contained herein in continuing to make available to Executive information concerning the business of the Company and Company Affiliates; and

                  (d) Executive's employment hereunder places him in a position of confidence and trust with the Company and Company Affiliates and their respective employees, merchants, customers and suppliers.

         3.6 Remedy for Breach. Executive acknowledges and agrees that his breach of any of the covenants contained in this Article 3 will cause irreparable injury to the Company and the Company Affiliates and that remedies at law available to the Company and the Company Affiliates for any actual or threatened breach by the Executive of such covenants will be inadequate and that the Company shall be entitled to specific performance of the covenants in this Article or injunctive relief against activities in violation of this Article by temporary or permanent injunction or other appropriate judicial remedy, writ or order, without the necessity or proving actual damages. This provision with respect to injunctive relief shall not diminish the right of the Company or Company Affiliates to claim and recover monetary damages against the Executive for any breach of this Agreement, in addition to injunctive relief. The Executive acknowledges and agrees that the covenants contained in this Article shall be construed as agreements independent of any other provision of this or any other contract between the parties hereto, and that the existence of any claim or cause of action by the Executive against the Company or Company Affiliates, whether predicated upon this or any other contract, shall not constitute a defense to the enforcement by the Company or the Company Affiliates of said covenants.


                                   ARTICLE IV
                                   TERMINATION

         4.1 Termination by the Company. (a) The Company shall have the right to terminate the Executive's employment under this Agreement at any time (the "Severance Date"), for "Cause." For purposes of this Agreement, "Cause" shall mean a finding by a court of law of (a) an act or acts by the Executive involving the use, or the disclosure to unauthorized Persons, of any Proprietary Information or other confidential information or trade secrets of the Company or any Company Affiliate, the breach by the Executive of any contract with the Company or any Company Affiliate, including this Agreement, or the Executive's willful misconduct, dishonesty, theft, embezzlement, fraud, deceit, or other unlawful acts; or, the violation by the Executive of any fiduciary obligation to the Company or any Company Affiliate; or, the conviction of a felony, which is directly associated with the performance of Executive's job duties. In the event the Company terminates the Executive's employment under this Agreement for Cause, the Company's obligations under this Agreement shall terminate on the Severance Date provided that the Company shall pay to the Executive any earned but unpaid Base Salary up to and including the Severance Date. In the event the Company terminates the Executive without Cause, Executive shall be entitled to severance payments pursuant to (b) below. For purposes of this Agreement, "without cause" shall include, without limitation, any material change in Executive's reporting level, duties, pay, benefits and/or other status within the Corporation.


                  (b) Notwithstanding the foregoing, in the event the Company terminates the Executive's employment under this Agreement without cause within two years of closing of the transaction set forth in Exhibit "A" hereto (referred to hereafter as "Williams transaction"), the Executive shall be entitled to severance payments of two years at Executive's compensation level on the Termination Date and severance payments of one year at Executive's compensation level on the Termination Date, in the event Company terminates Executive's employment under this Agreement without cause after two years from closing "Williams transaction". In any event, and notwithstanding the above, in the event Company terminates Executive's employment under this agreement in connection with a "change of control" of Company to an entity not a party to the Williams transaction, then Executive shall be entitled to severance payments of two years at Executive's compensation on the Termination Date. "Change of Control" shall mean the occurrence of any entity or individual or related groups of entities or individuals who shall obtain (i) the beneficial ownership, or the power to vote more than fifty percent (50%) of the outstanding securities (or any class or type) of the Company; or (ii) the right to elect a majority of the Board of Directors of the Company.

                  (c) The benefit coverages defined in paragraph 2.4 provided to the Executive by the Company as of the Severance Date shall be continued throughout the severance payment period following the Severance Date at the same level and in the same manner as if his employment had not terminated (subject to the customary changes in such coverages if the Executive retires, reaches age 65 or similar events and subject to any changes in such insurance benefits provided to employees of the Company generally). The health insurance coverage provided by the Company on the Executive's dependents as of the Severance Date will be continued throughout the severance payment period on the same terms to the extent permitted by the applicable policies or contracts and subject to the customary changes in such coverages if the Executive retires, reaches age 65 or similar events and subject to any changes in such insurance benefits provided to employees of the Company generally. Any costs the Executive was paying for such coverages as of the Severance Date shall continue to be payable by the Executive by payroll deduction or by separate check payable to the Company each month in advance. [If the terms of any insurance plan sponsored by the Company do not permit continued participation by the Executive, the Company will arrange for other health insurance coverage providing substantially similar benefits. Such other coverage shall be provided at the Company's expense throughout the severance payment period following the Severance Date subject to the payment by the Executive of any costs the Executive was paying for health insurance coverage as of the Severance Date]; and

                  (d) [To the extent permitted by applicable law and the respective plan, the Executive shall be entitled to continue to participate, consistent with past practices, in all employee benefit plans sponsored, maintained or contributed to by the Company as of the Severance Date and which are generally available to salaried employees of the Company.]


                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

     5.1 Invalidity of Any Provision. It is the intention of the parties hereto that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each state and jurisdiction in which such enforcement is sought, but that the unenforceability (or the modification to conform with such laws or public policies) of any provision hereof shall not render unenforceable or impair the remainder of this Agreement which shall be deemed amended to delete or modify, as necessary, the invalid or unenforceable provisions. The parties further agree to alter the balance of this Agreement in order to render the same valid and enforceable. The terms of the noncompetition provisions of this Agreement shall be deemed modified to the extent necessary to be enforceable and, specifically, without limiting the foregoing, if the term of the noncompetition is too long to be enforceable, it shall be modified to encompass the longest term which is enforceable and, if the scope of the geographic area of noncompetition is too great to be enforceable, it shall be modified to encompass the greatest area that is enforceable.

         5.2 Arbitration of Disputes: Expenses. The parties agree that all disputes that may arise between them relating to the interpretation or performance of this Agreement, including matters relating to any funding arrangements for the benefits provided under this Agreement, shall be determined by binding arbitration through an arbitrator approved by the American Arbitration Association or other arbitrator mutually acceptable to the parties. The award of the arbitrators shall be final and binding upon the parties and judgment may be entered in any court having jurisdiction. Each party shall pay its own legal fees and other expenses associated with the arbitration, provided that the fee for the arbitrator shall be shared equally.


         5.3 Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Georgia, without giving effect to principles of conflicts of law.


         5.4 Wavier of Breach. The waiver of a breach of any provision of this Agreement by a party hereto shall not operate or be construed as a wavier of any subsequent breach by the other party hereto.

         5.5 Successors and Assigns. This Agreement shall inure to the benefit of the Company its respective subsidiaries and affiliates, and their respective successors and assigns.

         5.6 Assignment of Agreement. This Agreement is not assignable by the Executive, but shall be freely assignable by the Company with the written consent of the Executive.

         5.7 Notices. All notices, demands and other communications hereunder shall be in writing and shall be delivered in person or sent via overnight courier or sent by facsimile with a copy deposited in the United States mail, certified or registered, with return receipt requested, addressed as follows:

                  (i)      if to Executive:

                           W. Allen Walker
                           Law Companies Group, Inc.
                           3 Ravinia Drive, Suite 1830
                           Atlanta, Georgia  30346
                           (770) 396-8000
                           (770) 390-3289 - Facsimile

                  (ii)     if to Company:

                           Law Companies Group, Inc.
                           3 Ravinia Drive, Suite 1830
                           Atlanta, Georgia 30346
                           Attention: Mr. Darryl B. Segraves,
                           Executive Vice President and General Counsel
                           Telephone: (770) 396-8000
                           Facsimile: (770) 390-3289

         Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.


         5.8 Entire Agreement. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

         5.9 Captions. The captions appearing in this Agreement are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of any provisions of this Agreement or in any way affect this Agreement.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of this _____________ day of ___________________________, 1997.

                                   W. Allen Walker

                                   --------------------------------------
                                   [Executive]


                                    Company:

                                   LAW COMPANIES GROUP, INC.

                                   By:____________________________________
                                        [Name]
                                        [Title]